As filed with the Securities and Exchange Commission on December 1, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

T. ROWE PRICE GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation or organization)	52-2264646 (I.R.S. Employer Identification No.)

100 East Pratt Street Baltimore, Maryland (Address of principal executive offices)	21202 (Zip Code)

T. ROWE PRICE GROUP, INC. 2001 STOCK INCENTIVE PLAN
(Full title of plan)

(Name, address and telephone number of agent for service)	(Copy to:)
George A. Roche
Chairman of the Board and President T. Rowe Price Group, Inc. 100 East Pratt Street Baltimore, Maryland 21202 (410) 345-2000	Robert W. Smith, Jr., Esquire Piper Rudnick LLP 6225 Smith Avenue Baltimore, Maryland 21209-3600 (410) 580-3000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Unit	Offering Price	Fee
Common Stock, $.20 par value
Carried Forward Shares	2,571,832 (1)	N/A (2)	N/A (2)	N/A (2)

(1) The shares to be registered under this Registration Statement for offer or sale under the Registrant’s 2001 Stock Incentive Plan (the “2001 Plan”) were previously registered for offer or sale as follows: (i) 138,694 shares under the Registrant’s 1990 Stock Incentive Plan (the “1990 Plan”) pursuant to a Registration Statement on Form S-8 filed on November 1, 1990 (file no. 33-37573), (ii) 1,582,635 shares under the Registrant’s 1993 Stock Incentive Plan (the “1993 Plan”) pursuant to the Registration Statement on Form S-8 filed on December 3, 1993 (file no. 33-72568), and (iii) 1,188,591 shares under the Registrant’s 1996 Stock Incentive Plan (the “1996 Plan”) pursuant to the Registration Statement on Form S-8 filed on January 24, 1997 (file no. 33-20333) (the shares specified in clauses (i), (ii) and (iii) are hereafter collectively referred to in this Registration Statement as the “Carried Forward Shares”); with such aggregate number of Carried Forward Shares being offset by 338,088 shares that were previously registered for offer or sale under the 2001 Plan pursuant to a Registration Statement on Form S-8 filed on April 27, 2001 (file no. 333-59714) but have since been transferred to and are available for offer or sale under the Registrant’s 2004 Stock Incentive Plan. The Carried Forward Shares are shares with respect to which awards were forfeited, expired, canceled or settled in cash without delivery of shares of Common Stock, including shares withheld to satisfy the exercise price and/or tax withholding obligations in connection with awards, under the 1990, 1993 and 1996 Plans and include 1,000 other shares of Common Stock that remained available for grant under the 1993 Plan when it terminated which, by the terms of the 2001 Plan, became available for issuance under the 2001 Plan. The Registrant is concurrently filing Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (file no. 33-37573) and Post-Effective Amendment No. 3 to the Registration Statements on Form S-8 (file no. 33-72568 and file no. 33-20333) to reflect the carry forward of shares registered thereunder to this Registration Statement.

(2) Pursuant to Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, the Registrant has carried forward the registration fees previously paid for the Carried Forward Shares.

INCORPORATION BY REFERENCE

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by the Registrant with the Securities and Exchange Commission (the “Commission”) (File No. 333-59714), with respect to securities offered pursuant to the Registrant’s 2001 Stock Incentive Plan (the “2001 Plan”) are hereby incorporated by reference.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

     The following exhibits are filed herewith or incorporated herein by reference.

Exhibit	Description
4.1	Amended and Restated Charter of T. Rowe Price Group, Inc. as of March 9, 2001 (Incorporated by reference from Form 10-K for the year ended December 31, 2000; Accession No. 0001113169-01-000003).

4.2	Amended and Restated By-Laws of T. Rowe Price Group, Inc. as of December 12, 2002 (Incorporated by reference from Form 10-K for the year ended December 31, 2002; Accession No. 0000950133-03-000699).

4.3	T. Rowe Price Group, Inc. 2001 Stock Incentive Plan (Incorporated by reference to the definitive Proxy Statement on Form DEF 14A filed on February 26, 2001; Accession No. 0001113169-01-000002).

5	Opinion of Piper Rudnick LLP as to the legality of the securities being offered (includes Consent of Counsel) (filed herewith).

23.1	Consent of Counsel (contained in Exhibit 5 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

24	Power of Attorney (filed herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, T. Rowe Price Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 1st day of December, 2004.

T. ROWE PRICE GROUP, INC.
By:	/s/ Barbara A. Van Horn
Barbara A. Van Horn, as Attorney-in-Fact for
George A. Roche Chairman of the Board and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George A. Roche	George A. Roche Chairman of the Board and President (Principal Executive Officer)
* Kenneth V. Moreland	Kenneth V. Moreland Chief Financial Officer (Principal Financial Officer)
* Joseph P. Croteau	Joseph P. Croteau Treasurer (Principal Accounting Officer)
* By: /s/ Barbara A. Van Horn,	As Attorney-in-Fact	December 1, 2004

Barbara A. Van Horn

A majority of the Board of Directors:

Edward C. Bernard, James T. Brady, J. Alfred Broaddus, Jr., D. William J. Garrett, Donald B. Hebb, Jr., James A.C. Kennedy, James S. Riepe, George A. Roche, Brian C. Rogers, Dr. Alfred Sommer, Dwight S. Taylor, Anne Marie Whittemore

/s/ Barbara A. Van Horn Barbara A. Van Horn	As Attorney-in-Fact	December 1, 2004

EXHIBIT INDEX

Exhibit	Description
4.1	Amended and Restated Charter of T. Rowe Price Group, Inc. as of March 9, 2001 (Incorporated by reference from Form 10-K for the year ended December 31, 2000; Accession No. 0001113169-01-000003).

4.2	Amended and Restated By-Laws of T. Rowe Price Group, Inc. as of December 12, 2002 (Incorporated by reference from Form 10-K for the year ended December 31, 2002; Accession No. 0000950133-03-000699).

4.3	T. Rowe Price Group, Inc. 2001 Stock Incentive Plan (Incorporated by reference to the definitive Proxy Statement on Form DEF 14A filed on February 26, 2001; Accession No. 0001113169-01-000002).

5	Opinion of Piper Rudnick LLP as to the legality of the securities being offered (includes Consent of Counsel) (filed herewith).

23.1	Consent of Counsel (contained in Exhibit 5 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

24	Power of Attorney (filed herewith).